EXHIBIT 99.2






                         SENIOR HOUSING PROPERTIES TRUST

                               First Quarter 2006

                    Supplemental Operating and Financial Data






        Unless otherwise noted, all amounts in this report are unaudited.

                               TABLE OF CONTENTS


                                                                        Page


CORPORATE INFORMATION

      Company Profile                                                    5
      Investor Information                                               6
      Research Coverage                                                  7

FINANCIAL INFORMATION

      Key Financial Data                                                 9
      Consolidated Balance Sheet                                        10
      Consolidated Statement of Income                                  11
      Consolidated Statement of Cash Flows                              12
      Calculation of EBITDA                                             13
      Calculation of Funds from Operations (FFO)                        14
      Debt Summary                                                      15
      Debt Maturity Schedule                                            16
      Leverage Ratios, Coverage Ratios and Public Debt Covenants        17
      2006 Investments/Dispositions Information                         18
      2006 Financing Activities                                         19



PORTFOLIO INFORMATION

      Portfolio Summary by Facility Type and Tenant                     21
      Occupancy by Facility Type and Tenant                             22
      % Private Pay by Facility Type and Tenant                         23
      Rent Coverage by Tenant                                           24
      Portfolio Lease Expiration Schedule                               25

                  WARNING CONCERNING FORWARD LOOKING STATEMENTS

     THIS DOCUMENT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE STATEMENTS REPRESENT OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE:

o A MASSACHUSETTS TRIAL COURT HAS RULED THAT OUR TERMINATION OF HEALTHSOUTH CORPORATION'S LEASE OF TWO HOSPITALS WAS PROPER AND ORDERED HEALTHSOUTH TO PAY US THE NET PATIENT REVENUES, LESS A MANAGEMENT FEE AND OPERATION COSTS, SINCE OCTOBER 26, 2004. HOWEVER, HEALTHSOUTH HAS FILED A NOTICE OF APPEAL OF THESE DECISIONS AND HEALTHSOUTH'S APPEAL MAY BE SUCCESSFUL.

o A MASSACHUSETTS TRIAL COURT HAS ORDERED HEALTHSOUTH TO COOPERATE WITH US TO LICENSE A NEW TENANT FOR OUR HOSPITALS OPERATED BY HEALTHSOUTH. HEALTHSOUTH HAS FILED A NOTICE TO APPEAL THIS DECISION AND THAT APPEAL HAS NOT BEEN DECIDED, ALTHOUGH A STAY PENDING APPEAL SOUGHT BY HEALTHSOUTH WAS DENIED. HEALTHSOUTH RECENTLY FILED A MOTION IN THE TRIAL COURT SEEKING TO LIMIT ITS COOPERATION WITH THE LICENSING PROCESS AND FOR OTHER RELIEF. FUTURE ACTIONS BY HEALTHSOUTH, FUTURE DECISIONS BY COURTS WITH JURISDICTION OVER THESE MATTERS OR DECISIONS BY HEALTH REGULATORY AUTHORITIES MAY DELAY OR PREVENT OUR ENTERING A LEASE WITH A NEW TENANT FOR OUR HOSPITALS DESPITE THE EXISTING COURT ORDERS.

o THE COURT HAS ORDERED HEALTHSOUTH TO CONTINUE OPERATIONS OF OUR HOSPITALS DURING THE PERIOD OF TRANSITION TO A NEW TENANT. HEALTHSOUTH MAY BE UNWILLING OR UNABLE TO CONTINUE ITS OPERATIONS. IN SUCH CIRCUMSTANCES, WE MAY SEEK DAMAGES FROM HEALTHSOUTH AND TO CONTINUE THE HOSPITALS' OPERATIONS WITH APPROPRIATE REGULATORY APPROVALS, BUT WE MAY BE UNABLE TO COLLECT SUCH DAMAGES FROM HEALTHSOUTH OR TO CONTINUE THE HOSPITALS' OPERATIONS.

o IN A SECOND LITIGATION, WE ARE SEEKING TO COLLECT INCREASED RENT FROM HEALTHSOUTH SINCE JANUARY 2002. THE FACT THAT WE HAVE RECEIVED A FAVORABLE RULING IN A SEPARATE LITIGATION MAY IMPLY THAT WE WILL ALSO SUCCEED IN THIS INCREASED RENT LITIGATION. HOWEVER, THE ISSUES IN THESE TWO LITIGATIONS ARE SOMEWHAT DIFFERENT AND ARE PENDING IN DIFFERENT COURTS. WE BELIEVE ALL OF OUR CLAIMS ARE VALID. HOWEVER, NOT ALL OF OUR CLAIMS HAVE BEEN FINALLY DETERMINED AND THE FACT THAT WE HAVE RECEIVED FAVORABLE RULINGS IN ONE CASE DOES NOT MEAN WE WILL SUCCEED IN THE OTHER CASE.

o THE IMPLICATION OF THE FORWARD LOOKING STATEMENTS IN THIS DOCUMENT REGARDING OUR LITIGATIONS WITH HEALTHSOUTH MAY BE THAT WE WILL EVENTUALLY RECOGNIZE MORE INCOME FROM OUR OWNERSHIP OF THE TWO HOSPITALS THAN $725,000 PER MONTH. HOWEVER, THIS IMPLICATION MAY NOT BE REALIZED FOR MANY DIFFERENT
     REASONS: OUR REVIEW OF HEALTHSOUTH'S CALCULATIONS OF AMOUNTS DUE TO US MAY RESULT IN ADJUSTMENTS THAT DECREASE OR INCREASE THE FINAL AMOUNTS DUE TO US. HEALTHSOUTH MAY BECOME UNABLE TO PAY THE INCREASED AMOUNTS, IF ANY, DUE TO US. WE MAY BE UNABLE TO IDENTIFY A NEW TENANT FOR THESE HOSPITALS WHO OBTAINS APPROPRIATE LICENSES AND WHO IS WILLING OR ABLE TO PAY INCREASED RENTS. HEALTHSOUTH'S APPEAL MAY BE SUCCESSFUL AND ITS LEASE MAY BE REINSTATED. THE FINANCIAL RESULTS OF THE HOSPITALS' OPERATIONS MAY DECLINE AND THIS DECLINE MAY BE MATERIAL. IN FACT, HEALTHSOUTH MAY CEASE PAYING AMOUNTS DUE TO US UNTIL A NEW TENANT IS INSTALLED AT THE HOSPITALS.

o LITIGATION IS EXPENSIVE. SINCE THE CURRENT LITIGATIONS BETWEEN US AND HEALTHSOUTH BEGAN IN APRIL 2003, WE HAVE SPENT APPROXIMATELY $2.7 MILLION IN LITIGATION COSTS. WE EXPECT THAT THESE EXPENSES WILL CONTINUE AND MAY INCREASE SO LONG AS THE LITIGATIONS CONTINUE. MOREOVER, WE ARE UNABLE TO PROVIDE ANY PROJECTIONS AS TO WHEN THESE LITIGATIONS MAY END OR THE AMOUNTS OF FUTURE LITIGATION COSTS. WE HAVE REQUESTED THAT THE COURT ORDER HEALTHSOUTH TO PAY SOME OF OUR LITIGATION COSTS. HEALTHSOUTH HAS OPPOSED THIS REQUEST AND WE DO NOT KNOW HOW THE COURTS WILL RULE OR WHETHER HEALTHSOUTH WILL BE WILLING OR ABLE TO HONOR ANY AWARD WHICH MAY BE MADE.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                             CORPORATE INFORMATION

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                 March 31, 2006


                                 COMPANY PROFILE
-------------------------------------------------------------------------------

The Company:
Senior Housing Properties Trust, or SNH, is a real estate investment trust, or REIT, which owns independent and assisted living properties, continuing care retirement communities and nursing homes located throughout the United States. We are included in a number of stock indices, including the Russell 2000(R), the MSCI US REIT Index, FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:
Senior Housing Properties Trust is managed by Reit Management & Research LLC, or RMR. RMR was founded in 1986 to manage public investments in real estate. As of March 31, 2006, RMR managed one of the largest portfolios of publicly owned real estate in the United States, including approximately 980 properties, with approximately 89.0 million square feet, located in 42 states, Washington, DC, Puerto Rico and Ontario, Canada. RMR has over 400 employees in its headquarters and regional offices located throughout the country. In addition to managing SNH, RMR and its affiliates also manage Hospitality Properties Trust, a publicly traded REIT that owns hotels, HRPT Properties Trust, a publicly traded REIT that primarily owns office buildings and four mutual funds which invest in unaffiliated real estate companies. The public companies managed by RMR and its affiliates had combined total market capitalization of approximately $12.0 billion as of March 31, 2006. We believe that being managed by RMR is a competitive advantage for SNH because RMR provides SNH with a depth of management and experience which may be unequaled in the real estate industry. We also believe RMR is able to provide management services to SNH at costs that are lower than SNH would have to pay for similar quality services.

Strategy:
Our present business plan is to maintain an investment portfolio of independent living properties, assisted living properties and nursing homes and to acquire additional senior living properties primarily for income and secondarily for appreciation potential. Our current growth strategy is generally focused on making portfolio acquisitions of geographically diverse, primarily independent and assisted senior living properties where the majority of the residents pay for occupancy and services from private resources rather than through government programs. We base our acquisition decisions on the historical and projected operating results of the target properties and the financial strength of the proposed tenants and their guarantors, among other considerations. Our present financial strategy is to maintain a conservative capital structure which limits the amount of debt that we issue. We do not have any investments in joint ventures or partnerships. Also, the majority of our debt is fixed rate, and we have no significant debt maturities until 2012.

Stock Exchange Listing:           Corporate Headquarters:

New York Stock Exchange           400 Centre Street
                                  Newton, MA  02458
Trading Symbol:                   (t) (617) 796-8350
                                  (f) (617) 796-8349
Common Shares -- SNH

Senior Unsecured Debt Ratings:

Moody's -- Ba2
Standard & Poor's -- BB+

Portfolio Data (as of 3/31/06):

Total properties                                            188
Total units / beds                                       23,282
Percent of rent from private pay properties                84.4% (1)

Portfolio Concentration by facility type (as of 3/31/06):

                                                   Carrying Value
                            Number of   Number of        of                      Annualized
                            Properties  Units/Beds   Investment (2)   Percent   Current Rent     Percent
                           ---------------------------------------------------------------------------------
Independent Living (IL) (3)      36       10,412        $908,977        53.7%      $90,522        54.3%
Assisted Living (AL)             89        6,197         516,674        30.6%       50,272        30.1%
Nursing Homes                    61        6,309         222,295        13.1%       17,334        10.4%
Hospitals                         2          364          43,553         2.6%        8,700         5.2%
                           ---------------------------------------------------------------------------------
    Total                       188       23,282      $1,691,499       100.0%     $166,828       100.0%
                           =================================================================================


Operating Statistics by tenant (Q1 2006):


                                  Number of   Number of     Annualized       Rent                          Percent
 Tenant                           Properties  Units/Beds   Current Rent    Coverage (4)  Occupancy (4)  Private Pay (4)
----------------------------------------------------------------------------------------------------------------------

Five Star / Sunrise (5)               30       7,307        $ 64,246         1.33x           93%            82%
Five Star                            106       8,467          39,780         1.49x           91%            48%
Sunrise / Marriott (6)                14       4,091          31,087         1.26x           92%            80%
NewSeasons / IBC (7)                  10       1,019           9,287         1.16x           85%            100%
HealthSouth (8)                        2         364           8,700           NA             NA             NA
Alterra / Brookdale (9)               18         894           7,232         2.04x           90%            98%
Genesis HealthCare Corporation         1         156           1,535         1.77x           97%            17%
5 Private Companies (combined)         7         984           4,961         1.56x           90%            26%
                               --------------------------------------
                                     188      23,282       $ 166,828
                               ======================================

(1)  Represents the percentage of SNH's rental income that is derived from properties where the underlying operating revenues are greater than 80% private pay.
(2)  Amounts are before depreciation, but after impairment write downs.
(3)  Properties where the majority of units are independent living apartments are classified as independent living communities.
(4)  All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods, or the most recent prior period for which tenant operating results are available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants' facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us. We have not independently verified our tenants' operating data.
(5)  These 30 properties are leased to Five Star Quality Care, Inc., or Five Star, and 17 were managed by Sunrise Senior Living,
     Inc., or Sunrise, at March 31, 2006. As of March 31, 2006, Five Star operated 13 of these 30 properties and intends to begin operating 10 additional properties during the second quarter of 2006. Sunrise does not guaranty Five Star's lease obligations. The rent that Five Star pays to us is subordinate to the management fees paid by Five Star to Sunrise, but is not subordinate to Five Star's internal management costs. The rent coverage presented for this lease has been adjusted to exclude management fees paid to Sunrise during the first quarter for the 23 properties that Five Star currently manages and expects to manage in the second quarter of 2006.
(6)  Marriott International, Inc., or Marriott, guarantees the lease for these 14 properties leased to Sunrise.
(7)  Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to
     NewSeasons Assisted Living Communities, Inc., or NewSeasons.
(8)  In March 2006, HealthSouth filed late an Annual Report on Form 10-K for the period ending December 31, 2005. The financial and operating data included in HealthSouth's Form 10-K show a substantial negative net worth and a history of substantial operating losses. Also, HealthSouth's management identified several material weaknesses in its internal control over financial reporting and stated that it did not maintain effective internal control over financial reporting as of December
     31, 2005. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 1 on page 11 regarding our litigation with
     HealthSouth.
(9)  Brookdale Senior Living, Inc., or Brookdale, guarantees the lease for 18 properties leased to Alterra Healthcare Corporation, or Alterra.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                               March 31, 2006


                              INVESTOR INFORMATION
--------------------------------------------------------------------------------


                                Board of Trustees
--------------------------------------------------------------------------------

Barry M. Portnoy                         Gerard M. Martin
Managing Trustee                         Managing Trustee


Frank J. Bailey                          Frederick N. Zeytoonjian
Independent Trustee                      Independent Trustee


John L. Harrington
Independent Trustee




                                Senior Management
--------------------------------------------------------------------------------

David J. Hegarty                         John R. Hoadley
President, Chief Operating Officer       Treasurer and Chief Financial Officer
and Secretary





                               Contact Information
--------------------------------------------------------------------------------

Investor Relations                       Inquiries

Senior Housing Properties Trust          Financial inquiries should be directed
400 Centre Street                        to John R. Hoadley, Treasurer and Chief
Newton, MA  02458                        Financial Officer, at (617) 796-8350
(t) (617) 796-8350                       or jhoadley@reitmr.com.
(f) (617) 796-8349
(email) info@snhreit.com                 Investor and media inquiries should be
(website) www.snhreit.com                directed to Timothy A. Bonang, Manager
                                         of Investor Relations, at
                                         (617) 796-8149 or tbonang@snhreit.com.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                 March 31, 2006

                                RESEARCH COVERAGE
--------------------------------------------------------------------------------

                            Equity Research Coverage
--------------------------------------------------------------------------------

Merrill Lynch                                   Stifel, Nicolaus
David Tsoupros                                  Jerry Doctrow
(212) 449-9697                                  (410) 454-5142

Raymond James                                   Wachovia Securities
Paul Puryear                                    Stephen Swett
(727) 573-3800                                  (212) 909-0954



                             Debt Research Coverage
--------------------------------------------------------------------------------

UBS                                             Wachovia Securities
Ray Garson                                      Dan Sullivan
(203) 719-6415                                  (704) 383-6441


                                 Rating Agencies
--------------------------------------------------------------------------------

Moody's Investor Service                        Standard and Poor's
Lori Halpern                                    George Skoufis
(212) 553-1098                                  (212) 438-2608



SNH is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

                             FINANCIAL INFORMATION


                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                            March 31, 2006


                                                         KEY FINANCIAL DATA
-----------------------------------------------------------------------------------------------------------------------------------
                                   (share amounts and dollars in thousands, except per share data)

                                                                            As of and For the Three Months Ended
                                                                -------------------------------------------------------------------
                                                                  3/31/2006     12/31/2005    9/30/2005    6/30/2005     3/31/2005
                                                                ------------   ------------ ------------  ------------  ------------
SHARES OUTSTANDING:
Common shares outstanding (at end of period)                        71,812        71,812        68,562        68,538        68,496
Weighted average common shares outstanding
   - basic and diluted (1)                                          71,812        69,445        68,543        68,537        68,496

COMMON SHARE DATA:
Price at end of period                                              $18.10        $16.91        $19.00        $18.91        $16.68
High during period                                                  $19.08        $19.35        $20.00        $19.45        $19.10
Low during period                                                   $16.75        $16.84        $17.79        $16.40        $16.20
Annualized dividends paid per share                                  $1.28         $1.28         $1.28         $1.28         $1.28
Annualized dividend yield (at end of period)                           7.1%          7.6%          6.7%          6.8%          7.7%

MARKET CAPITALIZATION:
Total debt (book value)                                           $545,444      $556,400      $551,757      $577,175      $535,748
Plus:  market value of common shares (at end of period)          1,299,797     1,214,341     1,302,678     1,296,054     1,142,513
                                                                ----------    ----------    ----------    ----------    ----------
Total market capitalization                                     $1,845,241    $1,770,741    $1,854,435    $1,873,229    $1,678,261
Total debt / total market capitalization                              29.6%         31.4%         29.8%         30.8%         31.9%

BOOK CAPITALIZATION:
Total debt                                                        $545,444      $556,400      $551,757      $577,175      $535,748
Plus:  total shareholders' equity                                  912,159       917,977       868,086       875,634       881,692
                                                                ----------    ----------    ----------    ----------    ----------
Total book capitalization                                       $1,457,603    $1,474,377    $1,419,843    $1,452,809    $1,417,440
Total debt / total book capitalization                                37.4%         37.7%         38.9%         39.7%         37.8%

SELECTED BALANCE SHEET DATA:
Total assets                                                    $1,480,557    $1,499,648    $1,440,403    $1,473,413    $1,436,848
Total liabilities                                                 $568,398      $581,671      $572,317      $597,779      $555,156
Gross book value of real estate assets (2)                      $1,691,499    $1,686,169    $1,632,013    $1,652,231    $1,604,693
Total debt / gross book value of real estate assets (2)               32.2%         33.0%         33.8%         34.9%         33.4%

SELECTED INCOME STATEMENT DATA:
Total revenues                                                     $41,169       $44,111       $40,244       $39,605       $39,227
EBITDA (3)                                                         $39,028       $38,353       $37,775       $37,293       $36,649
Income from continuing operations                                  $15,667       $10,472       $14,129       $14,316       $13,865
Net income                                                         $15,667       $15,686       $14,129       $15,033       $13,865
Funds from operations (FFO) (4)                                    $27,657       $22,171       $25,864       $25,850       $25,426
Common distributions paid                                          $22,980       $22,980       $21,940       $21,932       $21,919

PER SHARE DATA:
Income from continuting operations                                   $0.22         $0.15         $0.21         $0.21         $0.20
Net income                                                           $0.22         $0.23         $0.21         $0.22         $0.20
FFO (4)                                                              $0.39         $0.32         $0.38         $0.38         $0.37
Common distributions paid                                            $0.32         $0.32         $0.32         $0.32         $0.32
FFO payout ratio (4)                                                  82.1%        100.0%         84.2%         84.2%         86.5%

COVERAGE RATIOS:
EBITDA (3) / interest expense                                         3.4x          3.2x          3.2x          3.3x          3.3x

(1)  SNH has no outstanding common share equivalents, such as units, convertible debt or stock options.

(2)  Gross book value of real estate assets is real estate properties, at cost, after impairment write downs, including purchase price allocations relating to FAS 141.

(3)  See page 13 for calculation of EBITDA.

(4)  See Note 1 and Note 3 on page 11.

                                Senior Housing Properties Trust
                           Supplemental Operating and Financial Data
                                         March 31, 2006

                                   CONSOLIDATED BALANCE SHEET
---------------------------------------------------------------------------------------------------
                             (in thousands, except per share data)

                                                                       As of            As of
                                                                     March 31,       December 31,
                                                                        2006             2005
                                                                   -------------  ---------------
                                                                                      (audited)
ASSETS
       Real estate properties, at cost:
           Land                                                        $185,819       $185,819
           Buildings and improvements                                 1,505,680      1,500,350
                                                                    -----------    -----------
                                                                      1,691,499      1,686,169
           Less accumulated depreciation                                249,763        239,031
                                                                    -----------    -----------
                                                                      1,441,736      1,447,138
       Cash and cash equivalents                                          1,247         14,642
       Restricted cash                                                    1,858          2,529
       Deferred financing fees, net                                       9,551          9,968
       Other assets                                                      26,165         25,371
                                                                    -----------    -----------
       Total assets                                                  $1,480,557     $1,499,648
                                                                    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
       Unsecured revolving bank credit facility                        $106,000        $64,000
       Senior unsecured notes due 2012 and 2015, net of discount        341,556        394,018
       Junior subordinated debentures due 2041                           28,241         28,241
       Secured debt and capital leases                                   69,647         70,141
       Accrued interest                                                   8,829         13,089
       Other liabilities                                                 14,125         12,182
                                                                    -----------    -----------
       Total liabilities                                                568,398        581,671
                                                                    -----------    -----------

       Commitments and contingencies

       Shareholders' equity:
           Common shares of beneficial interest, $0.01 par value:
           80,000,000 shares authorized; 71,812,227 shares issued
                and outstanding                                             718            718
           Additional paid-in capital                                 1,093,480      1,093,480
           Cumulative net income                                        282,863        267,196
           Cumulative distributions                                    (470,269)      (447,289)
           Unrealized gain on investments                                 5,367          3,872
                                                                    -----------    -----------
                Total shareholders' equity                              912,159        917,977
                                                                    -----------    -----------
       Total liabilities and shareholders' equity                    $1,480,557     $1,499,648
                                                                    ===========    ===========

                                     Senior Housing Properties Trust
                                Supplemental Operating and Financial Data
                                              March 31, 2006

                                     CONSOLIDATED STATEMENT OF INCOME
   ---------------------------------------------------------------------------------------------------
                                  (in thousands, except per share data)


                                                                                For the Three Months Ended
                                                                                --------------------------
                                                                                3/31/2006       3/31/2005
                                                                                ----------      ----------
Revenues:
      Rental income (1)                                                           $40,823        $38,888
      Interest and other income                                                       346            339
                                                                                  -------        -------
         Total revenues                                                            41,169         39,227
                                                                                  -------        -------

Expenses:
      Interest                                                                     11,371         11,223
      Depreciation                                                                 10,731         10,746
      General and administrative                                                    3,400          3,393
                                                                                  -------        -------
         Total expenses                                                            25,502         25,362
                                                                                  -------        -------

Net income                                                                        $15,667        $13,865
                                                                                  =======        =======

Weighted average common shares outstanding                                         71,812         68,496
                                                                                  =======        =======

Basic and diluted earnings per share:
      Net income                                                                  $  0.22        $  0.20
                                                                                  =======        =======


Additional Data:
      Straight-line rent included in rental income (2)                            $    56        $   107

      Deferred percentage rent (3)                                                $ 1,259        $   815

      Litigation expenses included in general and administrative
          expenses (4)                                                            $   390        $   400





(1)  Rental income for the quarter ended March 31, 2006, includes $2.2 million of income from two hospitals operated by HealthSouth Corporation, or HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against
     HealthSouth seeking, among other matters, to reform the amended lease, based upon HealthSouth's fraud, by increasing the rent payable to us from January 2, 2002 until the termination of the amended lease. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a second lawsuit against us seeking to prevent our termination of the amended lease. On September 25, 2005, the court ruled that our termination was proper. On January 18, 2006, the court ordered HealthSouth to cooperate with us in licensing a new tenant and to pay us the net patient revenues, after a 5%
     management fee and payment of costs and expenses of operation since October 26, 2004. HealthSouth has filed a notice of appeal of the court's decisions; but HealthSouth's motions for a stay of the court's decisions during the appeal have been denied by both the trial court and the appeals court.
     During the pendency of these disputes, HealthSouth continued to pay us at the disputed rent amount of $725,000 per month through January 2006. From February 1, 2006 to April 30, 2006, HealthSouth
     paid us an additional $6.0 million which HealthSouth represented to be amounts due from October 26,
     2004 to March 31, 2006. The supporting data for the calculations of amounts due to us provided by
     HealthSouth appears to be incomplete and contradictory. We have attempted to obtain accurate data and clarifications from HealthSouth, but HealthSouth has been unwilling or unable to provide such data. Pending the resolution of HealthSouth's appeal and the conclusion of our review of
     HealthSouth's calculations of amounts due to us, we have recognized in income only $2.2 million, which represents the minimum amount we are entitled to if HealthSouth prevails in its appeal and
     HealthSouth's lease is reinstated. We have deferred recognition of the remaining $4.5 million of cash payments received from HealthSouth. Under Internal Revenue Code laws and regulations applicable to real estate investment trusts, or REITs, a portion of the payments received from HealthSouth will be subject to income tax at corporate rates. We have also deferred recognition of $2.3 million of estimated tax expense, pending the recognition in income of the deferred payments received. In March
     2006, HealthSouth filed late an Annual Report on Form 10-K for the period ending December 31, 2005.
     The financial and operating data included in HealthSouth's Form 10-K show a substantial negative net worth and a history of substantial operating losses. Also, HealthSouth's management identified several material weaknesses in its internal control over financial reporting and stated that it did not maintain effective internal control over financial reporting as of December 31, 2005. To date we have been unable to obtain reliable current financial information about the operations of
     HealthSouth or our hospitals. Accordingly, we do not know if we will be able to collect any additional amounts which the courts may determine to be owed to us by HealthSouth.

(2)  We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments.

(3)  This amount represents rent with respect to the first quarter that is not included in rental income for the first quarter.  We recognize percentage rental income received during the first, second and third quarters in the fourth quarter.

(4)  These expenses relate to our HealthSouth litigation.


                                              Senior Housing Properties Trust
                                         Supplemental Operating and Financial Data
                                                      March 31, 2006

                                            CONSOLIDATED STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------------------
                                                      (in thousands)

                                                                                           For the Three Months Ended
                                                                                      -----------------------------------
                                                                                         3/31/2006            3/31/2005
                                                                                      --------------        -------------
Cash flows from operating activities:
      Net income                                                                           $15,667             $13,865
      Adjustments to reconcile net income to cash provided by operating activities:
           Depreciation                                                                     10,731              10,746
           Amortization of deferred finance fees and debt discounts                            455                 531
           Change in assets and liabilities:
                Restricted cash                                                                671                (351)
                Other assets                                                                   702               2,998
                Accrued interest                                                            (4,260)             (1,937)
                Other liabilities                                                            1,943                (559)
                                                                                          --------            --------
           Cash provided by operating activities                                            25,909              25,293
                                                                                          --------            --------

Cash flows from investing activity:
      Acquisitions                                                                          (5,330)             (3,741)
                                                                                          --------            --------
           Cash used for investing activity                                                 (5,330)             (3,741)
                                                                                          --------            --------

Cash flows from financing activities:
      Proceeds from borrowings on revolving bank credit facility                            47,000              10,000
      Repayments of borrowings on revolving bank credit facility                            (5,000)             (9,000)
      Redemption of senior notes                                                           (52,500)               --
      Repayment of other debt                                                                 (494)               (471)
      Deferred financing fees                                                                 --                    (8)
      Distributions to shareholders                                                        (22,980)            (21,919)
                                                                                          --------            --------
           Cash used for financing activities                                              (33,974)            (21,398)
                                                                                          --------            --------

Decrease in cash and cash equivalents                                                      (13,395)                155
Cash and cash equivalents at beginning of period                                            14,642               3,409
                                                                                          --------            --------
Cash and cash equivalents at end of period                                                  $1,247              $3,564
                                                                                          ========            ========

Supplemental cash flow information:
      Interest paid                                                                        $15,176             $12,629

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                 March 31, 2006

                              CALCULATION OF EBITDA
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                                   For the Three Months Ended
                                                  -----------------------------
                                                     3/31/2006       3/31/2005
                                                  -------------   -------------

 Net income (1)                                       $ 15,667        $ 13,865
 Plus: interest expense                                 11,371          11,223
       depreciation expense                             10,731          10,746
       deferred percentage rent adjustment (2)           1,259             815
                                                  -------------   -------------
 EBITDA                                               $ 39,028        $ 36,649
                                                  =============   =============


(1) Net income includes legal expenses incurred related to our HealthSouth litigation of approximately $390,000 for the quarter ended March 31, 2006 and $400,000 for the quarter ended March 31, 2005. See Note 1 on page 11 regarding our HealthSouth litigation.

(2) We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter, for purposes of this calculation total revenues for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter calculation excludes the amounts recognized during the first three quarters.

     We compute EBITDA as shown in the calculation above. Such calculation begins with income from continuing operations or, if such amount is the same as net income, with net income. We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. EBITDA does not represent cash generated by operating activities in accordance with generally accepted accounting principals, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

                                    Senior Housing Properties Trust
                               Supplemental Operating and Financial Data
                                             March 31, 2006

                               CALCULATION OF FUNDS FROM OPERATIONS (FFO)
-------------------------------------------------------------------------------------------------------
                             (amounts in thousands, except per share data)

                                                                          For the Three Months Ended
                                                                        ------------------------------
                                                                           3/31/2006       3/31/2005
                                                                        --------------   -------------
 Net income (1)                                                              $ 15,667        $ 13,865
 Plus:  depreciation expense                                                   10,731          10,746
        deferred percentage rent adjustment (2)                                 1,259             815
                                                                        --------------   -------------
 FFO                                                                         $ 27,657        $ 25,426
                                                                        ==============   =============

 Weighted average shares outstanding                                           71,812          68,496

 Net income per share                                                          $ 0.22          $ 0.20
 FFO per share                                                                 $ 0.39          $ 0.37

 Supplemental data:
 Straight-line rent included in rental income (3)                                $ 56           $ 107
 Amortization of deferred financing fees and debt discounts                     $ 455           $ 530

(1)  Net income includes legal expenses incurred related to our HealthSouth litigation of approximately
     $390,000 for the quarter ended March 31, 2006 and $400,000 for the quarter ended March 31, 2005.
     See Note 1 on page 11 regarding our HealthSouth litigation.

(2)  We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating income from continuing operations, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(3)  We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments.

     We compute FFO as shown in the calculation above. Such calculation begins with income from continuing operations or, if such amount is the same as net income, with net income. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note 2 above. We consider FFO to be an appropriate measure of performance for a REIT along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

                                                  Senior Housing Properties Trust
                                             Supplemental Operating and Financial Data
                                                          March 31, 2006

                                                           DEBT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                      (dollars in thousands)

                                                                  Coupon  Interest   Principal   Maturity       Due at     Years to
                                                                   Rate     Rate      Balance      Date        Maturity    Maturity
                                                                 -------- --------   ---------   ---------    ----------  ---------
Secured Fixed Rate Debt:
       Tax exempt bonds - secured by 1 property                   5.875%    5.875%    $14,700    12/1/27       $14,700      21.7
       Mortgage - secured by 16 properties (1)                    6.970%    6.330%     36,416    6/2/12         30,069       6.2
       Mortgage - secured by 4 properties (1)                     6.110%    6.420%     12,380    11/30/13       10,218       7.7
       Capital leases - 2 properties                              7.700%    7.700%      6,151    5/31/16          --        10.2
                                                                 -------- --------   ---------               ----------    -------
           Total / weighted average secured fixed rate debt       6.650%    6.371%    $69,647                  $54,987      10.1
                                                                 ======== ========   =========               ==========    =======

Unsecured Debt:

    Unsecured Floating Rate Debt:
       Revolving credit facility (LIBOR + 100 b.p.)               5.690%    5.690%   $106,000    11/30/09     $106,000       3.7

    Unsecured Fixed Rate Debt:
       Senior notes due 2012                                      8.625%    8.625%   $245,000    1/15/12      $245,000       5.8
       Senior notes due 2015                                      7.875%    7.875%     97,500    4/15/15        97,500       9.0
       Junior subordinated debentures (2)                        10.125%   10.125%     28,241    6/15/41        28,241      35.2
                                                                 -------- --------   ---------               ----------    -------
           Total / weighted average unsecured fixed rate debt     8.542%    8.542%   $370,741                 $370,741       8.9
                                                                 ======== ========   =========               ==========    =======

           Total / weighted average unsecured debt                7.908%    7.908%   $476,741                 $476,741       7.7
                                                                 ======== ========   =========               ==========    =======




 Total / weighted average secured debt fixed rate debt            6.650%    6.371%    $69,647                  $54,987      10.1
 Total / weighted average unsecured floating rate debt            5.690%    5.690%    106,000                  106,000       3.7
 Total / weighted average unsecured fixed rate debt               8.542%    8.542%    370,741                  370,741       8.9
                                                                 -------- --------   ---------               ----------    -------
     Total / weighted average debt                                7.748%    7.712 %  $546,388                 $531,728       8.0
                                                                 ======== ========   =========               ==========    =======

(1)  Includes the effect of mark to market accounting for certain assumed mortgages.

(2)  Our junior subordinated debentures will become prepayable, at par, in June 2006.

                                  Senior Housing Properties Trust
                             Supplemental Operating and Financial Data
                                          March 31, 2006

                                      DEBT MATURITY SCHEDULE
---------------------------------------------------------------------------------------------------
                                      (dollars in thousands)


                                          Scheduled Principal Payments During Period
                            --------------------------------------------------------------------
                                 Secured
                               Fixed Rate         Unsecured         Unsecured
                                Debt and           Floating           Fixed
 Year                        Capital Leases       Rate Debt         Rate Debt           Total
--------------------        ----------------     -----------       -----------        -----------

2006                               $ 1,488               $ -              $ -             $ 1,488
2007                                 2,123                 -                -               2,123
2008                                 2,265                 -                -               2,265
2009                                 2,435           106,000                -             108,435
2010                                 2,007                 -                -               2,007
2011                                 1,703                 -                -               1,703
2012                                31,259                 -          245,000             276,259
2013                                10,820                 -                -              10,820
2014                                   310                 -                -                 310
2015                                   338                 -           97,500              97,838
2016 and thereafter                 14,899                 -           28,241              43,140
                           ----------------       -----------      -----------         -----------
                                  $ 69,647         $ 106,000        $ 370,741           $ 546,388
                           ================       ===========      ===========         ===========


                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                           March 31, 2006

                                     LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                     As Of And For The Three Months Ended
                                                                          ----------------------------------------------------------
                                                                           3/31/2006   12/31/2005   9/30/2005   6/30/2005  3/31/2005
                                                                          -----------  ----------  ----------  ---------- ----------
 Leverage Ratios:

      Total debt / total assets                                               36.8%       37.1%       38.3%        39.2%      37.3%
      Total debt / gross book value of real estate assets (1)                 32.2%       33.0%       33.8%        34.9%      33.4%
      Total debt / total market capitalization                                29.6%       31.4%       29.8%        30.8%      31.9%
      Total debt / total book capitalization                                  37.4%       37.7%       38.9%        39.7%      37.8%
      Secured debt / total assets                                              4.7%        4.7%        4.9%         4.8%       5.3%
      Variable rate debt / total debt                                         19.4%       11.5%       10.7%        14.6%       7.9%


 Coverage Ratios:

      EBITDA (2) / interest expense                                            3.4x        3.2x        3.2x         3.3x       3.3x


 Public Debt Covenants (3):

      Total debt / adjusted total assets - allowable maximum 60.0%            30.0%       30.5%       34.5%        32.6%      31.0%
      Secured debt / adjusted total assets - allowable maximum 40.0%           4.1%        4.1%        4.3%         4.2%       4.6%
      Consolidated income available for debt service / debt service
         - required minimum 2.00x                                             3.83x       3.53x       3.59x        3.66x      3.67x
      Total unencumbered assets to unsecured debt - required minimum 1.50x    3.55x       3.49x       3.38x        3.25x      3.48x

(1)  Gross book value of real estate assets is real estate properties, at cost, less impairment write downs.

(2)  See page 13 for the calculation of EBITDA.

(3)  Adjusted total assets and unencumbered assets include original cost of real estate assets less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, gains and losses on sales of property and amortization of deferred charges.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                 March 31, 2006

                    2006 INVESTMENTS/DISPOSITIONS INFORMATION
--------------------------------------------------------------------------------
                             (dollars in thousands)
ACQUISITIONS:
                                                                       Purchase
  Date                Type of    Number of               Purchase       Price
Acquired   Tenant     Property   Properties     Units     Price        Per Unit
--------------------------------------------------------------------------------
There were no acquisitions during the three months ended March 31, 2006.

MORTGAGES:

Transaction                         Type of     Number of             Investment
    Date       Borrower    Amount   Property    Properties   Units     Per Unit
--------------------------------------------------------------------------------
There were no mortgage investments during the three months ended March 31, 2006.

DISPOSITIONS:                                         Original      Sale Price
                                                      Allocated     Multiple of
Date               Type of      Number of      Sale   Purchase       Original
Sold   Location    Property     Properties     Price    Price     Purchase Price
--------------------------------------------------------------------------------
There were no dispositions during the three months ended March 31, 2006.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                 March 31, 2006

                            2006 FINANCING ACTIVITIES
--------------------------------------------------------------------------------
                    (share amounts and dollars in thousands)

                                                     For the Three
                                                      Months Ended
                                                       3/31/2006
                                                    ---------------

DEBT TRANSACTIONS:
New debt raised                                        $    --
New debt assumed as part of acquisitions                    --
                                                       ---------
Total new debt                                              --

Debt retired                                              52,500
                                                       ---------
Net debt                                                $(52,500)
                                                       =========

EQUITY TRANSACTIONS:
New common shares issued                                    --
New common equity raised, net                          $    --

REVOLVING CREDIT FACILITY TRANSACTIONS:
Balance oustanding on 1/1/06                             $64,000
Drawings 1/1/06 to 3/31/06                               $47,000
Repayments 1/1/06 to 3/31/06                             $(5,000)
                                                       ---------
Balance oustanding on 3/31/06                           $106,000

Balance available for drawing                           $444,000

                             PORTFOLIO INFORMATION


                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                           March 31, 2006

                                            PORTFOLIO SUMMARY BY FACILITY TYPE AND TENANT
----------------------------------------------------------------------------------------------------------------------------------
                                                       (dollars in thousands)


                                       Number of    Number of     Carrying Value of             Investment    Annualized
                                       Properties   Units/Beds      Investment (1)   Percent     per unit    Current Rent  Percent
                                      ---------------------------------------------------------------------------------------------
Facility Type:
Independent Living (IL) (2)                   36      10,412           $908,977        53.7%        $87.3         $90,522     54.3%
Assisted Living (AL)                          89       6,197            516,674        30.6%         83.4          50,272     30.1%
Nursing Homes                                 61       6,309            222,295        13.1%         35.2          17,334     10.4%
Hospitals (3)                                  2         364             43,553         2.6%        119.7           8,700      5.2%
                                       ---------------------------------------------------------------------------------------------
                                 Total       188      23,282         $1,691,499       100.0%        $72.7        $166,828    100.0%
                                       =============================================================================================

Tenant:
Five Star / Sunrise (4)                       30       7,307           $634,222        37.5%        $86.8         $64,246     38.5%
Five Star                                    106       8,467            490,390        29.0%         57.9          39,780     23.8%
Sunrise / Marriott (5)                        14       4,091            325,473        19.2%         79.6          31,087     18.6%
NewSeasons / IBC (6)                          10       1,019             87,641         5.2%         86.0           9,287      5.6%
HealthSouth (3)                                2         364             43,553         2.6%        119.7           8,700      5.2%
Alterra / Brookdale (7)                       18         894             61,126         3.6%         68.4           7,232      4.3%
Genesis HealthCare Corporation                 1         156             13,007         0.8%         83.4           1,535      1.0%
5 Private Companies (combined)                 7         984             36,087         2.1%         36.7           4,961      3.0%
                                       ---------------------------------------------------------------------------------------------
                                 Total       188      23,282         $1,691,499       100.0%        $72.7        $166,828    100.0%
                                       =============================================================================================

(1)  Amounts are before depreciation, but after impairment write downs, and include purchase price allocations related to FAS 141.

(2)  Properties where the majority of units are independent living apartments are classified as independent living communities.

(3)  See Note 1 on page 11.

(4)  These 30 properties are leased to Five Star and 17 were managed by Sunrise on March 31, 2006. As of March 31, 2006, Five Star
     operated 13 of these 30 properties and intends to begin operating ten additional properties during the second quarter of 2006.
     Sunrise does not guaranty Five Star's lease obligations.

(5)  Marriott guarantees the lease for the 14 properties leased to Sunrise.

(6)  IBC guarantees the lease for the 10 properties leased to NewSeasons.

(7)  Brookdale guarantees the lease for the 18 properties leased to Alterra.

                                            Senior Housing Properties Trust
                                       Supplemental Operating and Financial Data
                                                    March 31, 2006

                                         OCCUPANCY BY FACILITY TYPE AND TENANT
--------------------------------------------------------------------------------------------------------------------

                                                                   For the Three Months Ended
                                             ------------------------------------------------------------------------

                                               3/31/2006     12/31/2005     9/30/2005     6/30/2005       3/31/2005
                                             ------------   -----------   -----------    ------------    ------------
Facility Type:
Independent Living (IL)                            93%            92%           91%           91%             91%
Assisted Living (AL)                               91%            91%           90%           84%             84%
Nursing Homes                                      92%            90%           90%           91%             88%
Hospitals (1)                                       NA             NA            NA            NA              NA


Tenant:
Five Star / Sunrise                                93%            93%           92%           92%             92%
Five Star (2)                                      91%            91%           90%           87%             87%
Sunrise / Marriott                                 92%            92%           90%           89%             90%
NewSeasons / IBC                                   85%            80%           80%           81%             79%
HealthSouth (1)                                     NA             NA            NA            NA              NA
Alterra / Brookdale                                90%            90%           88%           84%             84%
Genesis HealthCare Corporation                     97%            97%           94%           96%             96%
5 Private Companies (combined)                     90%            88%           84%           84%             87%

(1)  In March 2006, HealthSouth filed late an Annual Report on Form 10K for the period ending December 31, 2005. The financial and operating data included in HealthSouth's Form 10-K show a substantial negative net worth and a history of substantial operating losses. Also, HealthSouth's management identified several material weaknesses in its internal control over financial reporting and stated that it did not maintain effective internal control over financial reporting as of December 31, 2005. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 1 on page 11 regarding our litigation with HealthSouth.

(2)  Includes data for periods prior to our ownership of certain properties included in this lease.


     All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods, or the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants' operating data.

                                       Senior Housing Properties Trust
                                  Supplemental Operating and Financial Data
                                                March 31, 2006

                                   % PRIVATE PAY BY FACILITY TYPE AND TENANT
------------------------------------------------------------------------------------------------------------

                                                       For the Three Months Ended
                                      ----------------------------------------------------------------------
                                        3/31/2006       12/31/2005      9/30/2005    6/30/2005     3/31/2005
                                      --------------   ------------  -----------   -----------  ------------
Facility Type:
Independent Living (IL)                     84%             87%           84%           84%           84%
Assisted Living (AL)                        93%             92%           94%           93%           92%
Nursing Homes                               30%             27%           29%           26%           18%
Hospitals (1)                                NA              NA            NA            NA            NA


Tenant:
Five Star / Sunrise                         82%             84%           84%           84%           85%
Five Star (2)                               48%             45%           44%           42%           41%
Sunrise / Marriott                          80%             80%           79%           81%           80%
NewSeasons / IBC                           100%            100%          100%          100%          100%
HealthSouth (1)                              NA              NA            NA            NA            NA
Alterra / Brookdale                         98%             98%           98%           98%           98%
Genesis HealthCare Corporation              17%             17%           20%           23%           23%
5 Private Companies (combined)              26%             24%           24%           27%           24%

(1)  In March 2006, HealthSouth filed late an Annual Report on Form 10K for the period ending December 31,
     2005. The financial and operating data included in HealthSouth's Form 10-K show a substantial negative net worth and a history of substantial operating losses. Also, HealthSouth's management identified several material weaknesses in its internal control over financial reporting and stated that it did not maintain effective internal control over financial reporting as of December 31, 2005. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 1 on page 11 regarding our litigation with HealthSouth.

(2)  Includes data for periods prior to our ownership of certain properties included in this lease.


     All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods, or the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants' operating data.

                                    Senior Housing Properties Trust
                               Supplemental Operating and Financial Data
                                            March 31, 2006

                                        RENT COVERAGE BY TENANT
----------------------------------------------------------------------------------------------------

                                                    For the Three Months Ended
                                    ----------------------------------------------------------------

 Tenant                             3/31/2006     12/31/2005     9/30/2005    6/30/2005    3/31/2005
--------------------------------    ----------    -----------  -----------  -----------  -----------
Five Star / Sunrise (1)                 1.33x         1.27x        1.37x       1.43x         1.41x
Five Star (2)                           1.49x         1.78x        1.77x       1.68x         1.77x
Sunrise / Marriott                      1.26x         1.25x        1.27x       1.25x         1.25x
NewSeasons / IBC                        1.16x         1.10x        1.17x       1.10x         1.11x
HealthSouth (3)                          NA             NA           NA          NA           NA
Alterra / Brookdale                     2.04x         1.98x        1.87x       1.80x         1.63x
Genesis HealthCare Corporation          1.77x         2.16x        1.82x       2.03x         1.71x
5 Private companies (combined)          1.56x         1.92x        1.86x       1.65x         1.87x

(1)  These 30 properties are leased to Five Star and 17 were managed by Sunrise Senior Living, Inc., or Sunrise, at March 31, 2006. As of March 31, 2006, Five Star operated 13 of these 30 properties and intends to begin operating 10 additional properties during the second quarter of 2006.
     Sunrise does not guaranty Five Star's lease obligations. The rent that Five Star pays to us is subordinate to the management fees that Five Star pays to Sunrise, but is not subordinate to Five
     Star's internal management costs. The rent coverage presented for this lease has been adjusted to exclude management fees paid to Sunrise during the periods presented for the 23 properties that
     Five Star currently manages and expects to manage in the second quarter of 2006.

(2)  Includes data for periods prior to our ownership of certain properties included in this lease.

(3)  In March 2006, HealthSouth filed late an Annual Report on Form 10K for the period ending December
     31, 2005. The financial and operating data included in HealthSouth's Form 10-K show a substantial negative net worth and a history of substantial operating losses. Also, HealthSouth's management identified several material weaknesses in its internal control over financial reporting and stated that it did not maintain effective internal control over financial reporting as of
     December 31, 2005. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 1 on page 11 regarding our litigation with HealthSouth.


     All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods, or the most recent prior period for which tenant operating results are available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants' facility operations, before subordinated charges and capital expenditure reserves, if any, divided by rent payable to us. We have not independently verified our tenants' operating data.

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

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                 March 31, 2006

                     PORTFOLIO LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
                             (dollars in thousands)


                                                                 Cumulative % of
                              Annualized        % of Annualized     Annualized
                             Current Rent         Current Rent     Current Rent
                         -------------------------------------------------------

2006                        $      --                $    -            0.0%
2007                               --                     -            0.0%
2008                               --                     -            0.0%
2009                               --                     -            0.0%
2010                            1,269                   0.8%           0.8%
2011                               --                     -            0.8%
2012                               --                     -            0.8%
2013                           32,162                  20.3%          21.1%
2014                               --                     -           21.1%
2015                            2,006                   1.3%          22.4%
2016 and thereafter           122,691                  77.6%         100.0%
                           -----------             ----------
    Total                   $ 158,128                100.0%
                           ===========             ==========

Weighted average remaining
lease term (in years)            11.5

(1) Excludes the two hospitals operated by HealthSouth.   See Note 1 on page 11.




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